Exhibit 99.1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k)(l)(iii) under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of each of them that certain Amendment No. 1 to the Statement on Schedule 13D filed on October 23, 2008 (including additional amendments thereto) with respect to the shares of Common Stock of Neurobiological Technologies, Inc.  This Joint Filing Agreement shall be filed as an Exhibit to such Statement. ..

Dated: December 23, 2008
BIOTECHNOLOGY VALUE FUND, L.P.
By:	BVF Partners L.P., its general partner
	By:	BVF Inc., its general partner
		By:	/s/MARK N. LAMPERT
Mark N. Lampert President
BIOTECHNOLOGY VALUE FUND II, L.P.
By:	BVF Partners L.P., its general partner
	By:	BVF Inc., its general partner
		By:	/s/MARK N. LAMPERT
Mark N. Lampert President
BVF INVESTMENTS, L.L.C.
By:	BVF Partners L.P., its manager
	By:	BVF Inc., its general partner
		By:	/s/MARK N. LAMPERT
Mark N. Lampert President
INVESTMENT 10, L.L.C.
By:	BVF Partners L.P., its investment manager
	By:	BVF Inc., its general partner
		By:	/s/MARK N. LAMPERT
Mark N. Lampert President

BVF PARTNERS L.P.
By:	BVF Inc., its general partner
	By:	/s/MARK N. LAMPERT
Mark N. Lampert President
BVF INC.
By:	/s/MARK N. LAMPERT
Mark N. Lampert President